Exhibit 99.1

                                                Andrew Moreau 501-905-7962
                                                Vice President - Corporate Communications
                                                andrew.moreau@alltel.com

                                                John Ebner 501-905-8991
                                                Senior Vice President - Investor Relations
                                                alltel.investor.relations@alltel.com

Release date:                                                       July 17, 2006

Alltel completes spinoff and merger of its wireline business with VALOR Communications
Transaction positions company to move forward on $3 billion stock-repurchase program

LITTLE ROCK, Ark. - Alltel today announced that it has completed the spinoff of its wireline business and the merger of that business into VALOR Communications Group Inc. The common stock of Windstream Corp., the new wireline company created by the merger, begins trading July 18, 2006, on the New York Stock Exchange under the symbol WIN.
“This spin-merge transaction is the best course for everyone involved - the shareholders, customers and employees of both companies - as it repositions the company into two distinct assets and enhances the overall opportunities for both businesses,” said Scott Ford, Alltel president and CEO. “It demonstrates our continued commitment to be faithful stewards of our shareholders’ investment by creating greater value for them while revitalizing opportunities to meet the distinct needs of both wireless and wireline customers.”
As previously disclosed, Alltel has authorized a $3 billion share-repurchase program expiring Dec. 31, 2008, and the company will implement a $1 billion debt-reduction program now that the spin is completed. In addition, Alltel’s wireless business expects to pay an annual dividend of 50 cents per share of common stock.
Under the terms of the previously announced transaction, Alltel shareholders are entitled to receive 1.0339267 shares of VALOR stock for each share of Alltel they own. VALOR Communications, which has been renamed Windstream Corp., issued approximately 403 million shares of common stock pro rata to the shareholders of Alltel, who will continue to own 1 share of the remaining wireless entity. Any Alltel shareholder entitled to receive a fractional share will instead receive a cash payment.

No action is required by Alltel shareholders to receive their VALOR common stock. The spinoff and merger is tax-free to Alltel and its shareholders, except in respect of cash received in lieu of fractional shares.
Alltel’s wireless network covers more of the U.S. than any other carrier, covering a population of 77 million with its 850 MHz business. Alltel offers features that put customers first, including the exclusive My Circle calling plan that empowers customers to choose the 10 numbers they call for free - on any network, anywhere in the U.S. Alltel also is the largest independent roaming partner to the nation’s top four wireless carriers.
“With America’s largest wireless network, Alltel is well-positioned to take advantage of the strong existing relationships we have built with our customers while our financial strength allows us to continue investing in the appropriate technologies for the future,” Ford said. “Our company now is structured to focus all our energies on delivering advanced wireless voice and data services, backed by our commitment to superior customer service.”
Alltel is owner and operator of the nation's largest wireless network and has more than 10 million wireless customers.
Alltel claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events and results. Actual future events and results may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Representative examples of these factors include (without limitation) adverse changes in economic conditions in the markets served by Alltel; the extent, timing, and overall effects of competition in the communications business; material changes in the communications industry generally that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers; changes in communications technology; the risks associated with pending acquisitions and dispositions, including the pending acquisition of Midwest Wireless; the risks associated with the integration of acquired businesses; adverse changes in the terms and conditions of the wireless roaming agreements of Alltel; the potential for adverse changes in the ratings given to Alltel's debt securities by nationally accredited ratings organizations; the uncertainties related to Alltel’s strategic investments; the effects of litigation;

and the effects of federal and state legislation, rules, and regulations governing the communications industry. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.

-end-
Alltel, NYSE: AT
www.alltel.com